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                                                                    Exhibit 23.2

                          Independent Auditors' Consent

The Board of Directors
Travelers Property Casualty Corp:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Prospectus.

Our reports refer to changes in the methods of accounting for goodwill and other intangible assets in 2002 and accounting for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/ KPMG LLP

Hartford, Connecticut
April 1, 2003